Exhibit 99.1

Scripps reports first-quarter 2019 results

May 10, 2019

CINCINNATI - The E.W. Scripps Company (NASDAQ: SSP) today reported operating results for the first quarter of 2019.

Total revenue was $292 million compared to $254 million in first-quarter 2018.

Loss from continuing operations was $6.8 million or 8 cents per share. Pre-tax costs for the current quarter included $3.5 million attributed to the acquisitions of Triton and the Raycom and Cordillera TV stations and $900,000 of restructuring charges. In the prior-year quarter, loss from continuing operations was $8.6 million or 10 cents per share. The 2018 quarter included $3.8 million of restructuring costs.

Business highlights
Corporate

•	Scripps outperformed first-quarter company segment profit expectations, driven by overperformance in National Media and higher-than-expected retransmission revenue.

•
Scripps has obtained a new $765 million term loan B to fund the Cordillera acquisition and part of the Nexstar transaction. The loan was upsized by $250 million due to strong demand and favorable pricing of LIBOR plus 275 basis points.

Local Media

•	On March 20, Scripps announced the acquisition of eight television stations in seven markets being divested as part of the Nexstar acquisition of Tribune.

•	On May 1, Scripps closed on the acquisition of 15 television stations in 10 markets from Cordillera Communications.

•	Incorporating Cordillera, the company expects retransmission revenue of about $370 million in 2019.

•	Upon the close of the Nexstar transaction, Scripps will be the fourth-largest independent local broadcaster, with 60 television stations in 42 markets reaching 30% of U.S. television households.
National Media

•	The Katz networks launched the iconic trial coverage and true-crime journalism network Court TV on May 8 and expects to be in more than 80% of U.S. television households by year-end.

•	Next-generation national news network Newsy grew revenue 130%, largely due to growth in over-the-top advertising.

•	Podcast industry leader Stitcher grew revenue 38% due to strong advertising rates and demand.

Commenting on the business highlights, Scripps President and CEO Adam Symson said:

“In the last nine months, Scripps has announced three strategic television station acquisitions that grow our national reach, enhance our financial durability and expand our platform for strong local news coverage. As the nation’s fourth-largest independent local broadcaster, we will earnestly fulfill our commitment to serve our communities with quality objective journalism and to provide a trustworthy platform for businesses to reach their consumers.

“With the close of the Nexstar transaction, Scripps will grow its national television station footprint to 60 stations in powerful markets such as New York City, Phoenix, Detroit, Tampa, Miami, Denver and Nashville. We now expect to enter 2020 with an even further strengthened political advertising footprint, including now reaching more than two-thirds of Florida households as well as entering Virginia and Texas. These moves also rebalance our portfolio toward more No.1 and No.2-ranked stations as well as markets where we’ll operate second stations.

“At the same time, we continue to build value in our National Media businesses by focusing on the evolving habits of media consumers and the growing popularity of digital audio, including podcasts, OTT and over-the-air television viewing. The continued momentum in revenue growth for these businesses underscores the opportunity in burgeoning marketplaces and the need for us to stay focused on positioning ourselves to capture the significant upside.”

“As we have proven over the last 12 months, we are totally committed to our plan to reposition the company and to complete the work underway to create significant value for our shareholders.”

First-quarter operating results
Revenue was $292 million, an increase of 15% or $38 million from the first quarter of 2018. That includes revenue from Triton, acquired Nov. 30, 2018, of $10.5 million, and revenue from the television stations acquired from Raycom Media, effective Jan. 1, of $5.6 million.

Costs and expenses for segments, shared services and corporate were $270 million, up from $235 million in the year-ago period, reflecting the impact of the acquisitions, higher network programming fees and continued investment in programming at Katz and Stitcher.

First-quarter 2019 results by segment compared to prior-period amounts were:

Local Media
Revenue from Local Media was $203 million, up 5.9% from the prior-year quarter.

Retransmission revenue increased 21% to $85.4 million. Retransmission revenue in the 2018 quarter was affected by a one-time refund of $2.1 million.

Core advertising decreased 2.2%. The 2018 quarter included Winter Olympics and Super Bowl advertising on five NBC-affiliated stations, whereas the 2019 quarter only included Super Bowl advertising on two CBS-affiliated stations.

Total segment expenses increased 5.5% to $169 million, primarily driven by increases in programming fees tied to network affiliation agreements and the impact of the television stations acquired from Raycom Media.

Segment profit was $34.2 million, compared to $31.6 million in the year-ago quarter.

National Media
Revenue from National Media was $87.3 million, up from $60.7 million in the prior-year period.

Expenses for National Media were $82.4 million, up from $58.7 million in the prior-year period. The increase was driven by the acquisition of Triton, which was completed in the fourth quarter of 2018, as well as the continued investment in Katz, Stitcher and Newsy.

Segment profit was $4.9 million, compared to $2 million in the 2018 quarter.

Financial condition
On March 31, cash and cash equivalents totaled $14.4 million while total debt was $696 million.

The company repurchased about 33,000 shares for $600,000 and made dividend payments totaling $4 million during the first quarter.

On May 1, in conjunction with the closing of the Cordillera TV stations acquisition, the company obtained financing for an incremental $765 million term loan B that matures in 2026.

Looking ahead
Comparisons are to the same periods of 2018.

Second - quarter 2019
Local Media revenue (pro forma)	$245 million to $250 million; down low-single digits
Local Media expense (pro forma)	$195 million to $200 million; up low-single digits
National Media revenue	Low-to-mid $90 million range
National Media expense	About $90 million
Shared services and Corporate	About $14 million
Interest expense	About $18 million
Pension expense	About $2 million
Capex ( excluding repack)	Mid-teens millions
Depreciation	About $10 million
Amortization	About $10 million

Conference call
The senior management of The E.W. Scripps Company will discuss the company’s first-quarter results during a telephone conference call at 9:30 a.m. Eastern today. To access the live webcast, visit http://ir.scripps.com and find the link under “upcoming events.”

To access the conference call by telephone, dial (800) 230-1074 (U.S.) or (612) 288-0329 (international) approximately five minutes before the start of the call. Investors and analysts will need the name of the call (“Scripps earnings call”) to be granted access. Callers also will be asked to provide their name and company affiliation. The public is granted access to the conference call on a listen-only basis.

A replay line will be open from 11:30 a.m. Eastern time May 10 until 11:59 p.m. May 17. The domestic number to access the replay is (800) 475-6701 and the international number is (320) 365-3844. The access code for both numbers is 466920.

A replay of the conference call will be archived and available online for an extended period of time following the call. To access the audio replay, visit http://ir.scripps.com approximately four hours after the call, and the link can be found on that page under “audio/video links.”

Forward-looking statements
This document contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. Such forward-looking statements are made as of the date of this document and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties that may cause actual results and events to differ materially from such forward-looking statements is included in the company’s Form 10-K on file with the SEC in the section titled “Risk Factors.” The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) serves audiences and businesses through a growing portfolio of local and national media brands. With 52 television stations in 36 markets, Scripps is the nation’s fourth-largest independent TV station owner. Scripps runs a collection of national journalism and content businesses, including Newsy, the next-generation national news network; podcast industry leader Stitcher; the fast-growing national broadcast networks Bounce, Grit, Escape, Laff and Court TV; and Triton, the global leader in digital audio technology and measurement services. Scripps runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Investor contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com

Media contact:
Kari Wethington, The E.W. Scripps Company, 513-977-3763, Kari.wethington@scripps.com

THE E.W. SCRIPPS COMPANY
RESULTS OF OPERATIONS

	Three Months Ended March 31,
(in thousands, except per share data)	2019	2018

Operating revenues	$292,163	$254,191
Segment, shared services and corporate expenses	(269,640)	(234,875)
Acquisition and related integration costs	(3,480)	—
Restructuring costs	(938)	(3,807)
Depreciation and amortization of intangible assets	(17,792)	(15,420)
Gains (losses), net on disposal of property and equipment	(173)	(717)
Operating expenses	(292,023)	(254,819)
Operating income (loss)	140	(628)
Interest expense	(8,916)	(8,759)
Defined benefit pension plan expense	(1,572)	(1,388)
Miscellaneous, net	(800)	167
Loss from continuing operations before income taxes	(11,148)	(10,608)
(Provision) benefit for income taxes	4,334	2,031
Loss from continuing operations, net of tax	(6,814)	(8,577)
Loss from discontinued operations, net of tax	—	(18,504)
Net loss	(6,814)	(27,081)
Loss attributable to noncontrolling interest	—	(632)
Net income (loss) attributable to shareholders of The E.W. Scripps Company	$(6,814)	$(26,449)

Net loss per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company:
Loss from continuing operations	$(0.08)	$(0.10)
Loss from discontinued operations	—	(0.23)
Loss per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company	$(0.08)	$(0.33)

Weighted average diluted shares outstanding	80,673	81,554
See notes to results of operations.
Net income per share amounts may not foot since each is calculated independently.

Notes to Results of Operations
1. SEGMENT INFORMATION
We determine our business segments based upon our management and internal reporting structures, as well as the basis that our chief operating decision maker makes resource allocation decisions. We report our financial performance based on the following segments: Local Media, National Media, Other.
Our Local Media segment includes our local broadcast stations and their related digital operations. It is comprised of seventeen ABC affiliates, five NBC affiliates, two FOX affiliates and two CBS affiliates. We also have two MyTV affiliates, one CW affiliate, two independent stations and four Azteca America Spanish-language affiliates. Our Local Media segment earns revenue primarily from the sale of advertising to local, national and political advertisers and retransmission fees received from cable operators, telecommunications companies and satellite carriers. We also receive retransmission fees from over-the-top virtual MVPDs such as YouTubeTV, DirectTV Now and Sony Vue.

Our National Media segment includes our collection of national brands. Our national brands include Katz, Stitcher and its advertising network Midroll Media (Midroll), Newsy, Triton and other national brands. These operations earn revenue primarily through the sale of advertising.

We allocate a portion of certain corporate costs and expenses, including information technology, certain employee benefits and shared services, to our business segments. The allocations are generally amounts agreed upon by management, which may differ from an arms-length amount.

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure called segment profit. Segment profit excludes interest, defined benefit pension plan expense, income taxes, depreciation and amortization, impairment charges, divested operating units, restructuring activities, investment results and certain other items that are included in net income (loss) determined in accordance with accounting principles generally accepted in the United States of America.

Information regarding the operating results of our business segments is as follows:

	Three Months Ended March 31,
(in thousands)	2019	2018	Change

Segment operating revenues:
Local Media	$203,387	$192,059	5.9%
National Media	87,317	60,721	43.8%
Other	1,459	1,411	3.4%
Total operating revenues	$292,163	$254,191	14.9%

Segment profit (loss):
Local Media	$34,173	$31,619	8.1%
National Media	4,941	2,035
Other	(433)	(251)	72.5%
Shared services and corporate	(16,158)	(14,087)	14.7%
Acquisition and related integration costs	(3,480)	—
Restructuring costs	(938)	(3,807)
Depreciation and amortization of intangible assets	(17,792)	(15,420)
Gains (losses), net on disposal of property and equipment	(173)	(717)
Interest expense	(8,916)	(8,759)
Defined benefit pension plan expense	(1,572)	(1,388)
Miscellaneous, net	(800)	167
Loss from continuing operations before income taxes	$(11,148)	$(10,608)

Operating results for our Local Media segment were as follows:

	Three Months Ended March 31,
(in thousands)	2019	2018	Change

Segment operating revenues:
Core advertising	$113,404	$116,010	(2.2)%
Political	880	2,584
Retransmission	85,377	70,791	20.6%
Other	3,726	2,674	39.3%
Total operating revenues	203,387	192,059	5.9%
Segment costs and expenses:
Employee compensation and benefits	74,911	74,182	1.0%
Programming	60,717	53,145	14.2%
Other expenses	33,586	33,113	1.4%
Total costs and expenses	169,214	160,440	5.5%
Segment profit	$34,173	$31,619	8.1%
Operating results for our National Media segment were as follows:

	Three Months Ended March 31,
(in thousands)	2019	2018	Change

Segment operating revenues:
Katz	$50,395	$42,650	18.2%
Stitcher	15,104	10,985	37.5%
Newsy	8,378	3,657
Triton	10,462	—
Other	2,978	3,429	(13.2)%
Total operating revenues	87,317	60,721	43.8%
Segment costs and expenses:
Employee compensation and benefits	20,525	12,719	61.4%
Programming	37,418	30,218	23.8%
Other expenses	24,433	15,749	55.1%
Total costs and expenses	82,376	58,686	40.4%
Segment profit	$4,941	$2,035

2. CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	As of March 31, 2019	As of December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$14,402	$107,114
Other current assets	383,097	363,903
Total current assets	397,499	471,017
Investments	7,276	7,162
Property and equipment	254,935	237,927
Operating lease right-of-use assets	43,608	—
Goodwill	852,362	834,013
Other intangible assets	495,440	478,953
Programming (less current portion)	95,947	75,333
Deferred income taxes	9,857	9,141
Miscellaneous	16,992	16,515
TOTAL ASSETS	$2,173,916	$2,130,061

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,230	$26,919
Unearned revenue	8,120	11,459
Current portion of long-term debt	3,000	3,000
Accrued expenses and other current liabilities	154,566	156,681
Total current liabilities	197,916	198,059
Long-term debt (less current portion)	685,317	685,764
Other liabilities (less current portion)	373,310	320,073
Total equity	917,373	926,165
TOTAL LIABILITIES AND EQUITY	$2,173,916	$2,130,061

3. EARNINGS PER SHARE (“EPS”)

Unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our RSUs, are considered participating securities for purposes of calculating EPS. Under the two-class method, we allocate a portion of net income to these participating securities and, therefore, exclude that income from the calculation of EPS for common stock. We do not allocate losses to the participating securities.

The following table presents information about basic and diluted weighted-average shares outstanding:

	Three Months Ended March 31,
(in thousands)	2019	2018

Numerator (for basic and diluted earnings per share)
Loss from continuing operations, net of tax	$(6,814)	$(8,577)
Loss attributable to noncontrolling interest	—	632
Numerator for basic and diluted earnings per share from continuing operations attributable to the shareholders of The E.W. Scripps Company	$(6,814)	$(7,945)
Denominator
Basic weighted-average shares outstanding	80,673	81,554
Effective of dilutive securities:
Stock options and restricted stock units	—	—
Diluted weighted-average shares outstanding	80,673	81,554

Anti-dilutive securities (1)	1,404	1,677

(1)	Amount outstanding at balance sheet date, before application of the treasury stock method and not weighted for period outstanding.